 QuickLinks -- Click here to rapidly navigate through this document

POWER OF ATTORNEY

    Each officer and director of GlobalMedia.com (the "Company"), whose signature appears below, hereby appoints Barr Potter as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company's Registration Statement on Form S-3 (the "Registration Statement"), and likewise to sign any and all amendments and other documents relating thereto as shall be necessary to cause the Registration Statement to become effective (including post-effective amendments), and to sign any and all such documents upon the advice of legal counsel to effect the purpose of the Registration Statement, each such person hereby granting to such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that such attorney or his substitute may do by virtue hereof.

    This Power of Attorney has been signed by the following persons in the capacities indicated, on December 15, 2000.

Signature	Title

/s/ JEFFREY MANDELBAUM Jeffrey Mandelbaum	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ BARR POTTER Barr Potter	Director, President and Chief Operating Officer
/s/ DALE BENNETT Dale Bennett	Controller (Principal Accounting Officer)
/s/ MICHAEL METCALFE Michael Metcalfe	Director
/s/ GARY SLAIGHT Gary Slaight	Director
/s/ DAVID CORIAT David Coriat	Director

QuickLinks

POWER OF ATTORNEY